UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEOVOLTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-5299263
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13651 Danielson Street, Suite A, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

Warrants, each warrant exercisable for one share of common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264275

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.Description of Registrant’s Securities to be Registered.

A description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” in the NeoVolta, Inc. (the “Registrant”) Registration Statement on Form S-1 (File No. 333-264275) initially filed with the Securities and Exchange Commission on April 13, 2022, as amended from time to time (the “Registration Statement”), which information is incorporated herein by reference. Any form of prospectus filed pursuant to Rule 424(b) or post-effective amendment to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 13, 2022

NEOVOLTA, INC.

By:	/s/ Steve Bond
	Name:	Steve Bond
	Title:	Chief Financial Officer